UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2008
SYNCHRONOSS TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-52049 (Commission File No.)	06-159540 (IRS Employer Identification No.)
750 Route 202 South
Suite 600
Bridgewater, New Jersey 08807
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (866) 620-3940
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On September 5, 2008, a purported class action lawsuit was filed against Synchronoss Technologies, Inc. (the “Company”) in the United States District Court for the District of New Jersey. Stephen G. Waldis, a director and officer of the Company, and Lawrence R. Irving, an officer of the Company, also were named as defendants. Although the Company and the individual defendants have not been served with the complaint, the lawsuit was filed allegedly on behalf of persons who purchased the Company’s common stock during the period beginning on February 4, 2008 and ending on June 9, 2008. The complaint alleges violations of the Securities Exchange Act of 1934 primarily based on statements concerning the Company’s financial and business prospects relating to activation of Apple’s iPhone product.
     Although neither the Company nor the individual defendants have been served or filed answers in this matter, the Company and the individual defendants believe that the claims asserted in the lawsuit are without merit and that they have meritorious defenses to the claims made in the complaint. The Company and the individual defendants intend to contest the lawsuit vigorously.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.
By:	/s/ STEPHEN G. WALDIS
	Name:	Stephen G. Waldis
	Title:	Chief Executive Officer

Dated: September 11, 2008